      As filed with the Securities and Exchange Commission March 2, 2001
                                                      Registration No. 333-____
===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                          First Place Financial Corp.
            (Exact name of registrant as specified in its charter)

         DELAWARE                                        34-1880130
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                            185 East Market Street
                              Warren, Ohio  44482
          (Address of Principal Executive Offices including zip code)

                          First Place Financial Corp.
                              1999 INCENTIVE PLAN
                           (Full Title of the Plan)

                                Steven R. Lewis
                     President and Chief Executive Officer
                          First Place Financial Corp.
                            185 East Market Street
                              Warren, Ohio  44482
                                (330) 373-1221
                  (Name and address of agent for services and
                    telephone number, including area code)

                                  Copies to:
                        Joseph G. Passaic, Jr., Esquire
                               Patton Boggs LLP
                              2550 M Street, N.W.
                             Washington, DC 20037
                                (202) 457-6000

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

===============================================================================================================
                                               Proposed Maximum      Estimated Maximum
Title of Securities to be     Amount to be      Offering Price       Aggregate Offering           Amount of
       Registered            Registered (1)     Per Share (2)            Price (3)             Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value per share                 587,499            $7.82               $4,523,862.18             $1,131.00
===============================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Place Financial Corp. 1999 Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of First Place Financial Corp. pursuant to 17 C.F.R. (S)230.416(a).
(2)  The maximum offering price per share was calculated pursuant to 17 C.F. R.
(S)230. 457(h) by taking the weighted average of the exercise prices of the stock options, which are exercisable for the shares registered under this registration statement.
(3) The sum of the weighted average exercise price of $7.82 per share multiplied by options for 587,499 shares under the Plan that have been granted to date.

This Registration Statement shall become effective immediately upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, (the "Securities Act") and 17 C.F.R. (S) 230.462.

==============================================================================

                          FIRST PLACE FINANCIAL CORP.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

        (a) The Company's Registration Statement on Form S-8 as filed on November 22, 2000 (File No. 333-50510).

        (b)  All documents filed by the Registrant pursuant to Section 13(a) and
             (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

        ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 8. LIST OF EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

        4     Stock Certificate of First Place Financial Corp.(1)
        5     Opinion of Patton Boggs LLP, Washington, DC, as to the legality of the Common Stock registered hereby.
        23.1  Consent of Patton Boggs LLP (included in Exhibit 5)
        23.2  Consent of Crowe, Chizek and Company LLP
        24    Power of Attorney is located on the signature page to this
              Registration Statement.
        --------------
        1 Incorporated herein by reference from Exhibit 4.0 contained in the Registration Statement on Form S-1 filed with the SEC on September 9, 1998 (SEC File No. 333-63099).

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Ohio, February 20, 2001.

                              FIRST PLACE FINANCIAL CORP.


                              By: /s/ Steven R. Lewis
                              -------------------------------------
                              Steven R. Lewis
                              President and Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Lewis as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully or do cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name
                                                    Title                                  Date
/s/ Steven R. Lewis             President, Chief Executive Officer and          February 20, 2001
------------------------------  Director
Steven R. Lewis                 (principal executive officer)

/s/ Therese A. Liutkus          Vice President and Chief Financial Officer,     February 20, 2001
------------------------------  (principal financial officer)
Therese A. Liutkus

/s/ A. Gary Bitonte, M.D.       Director                                        February 20, 2001
------------------------------
A. Gary Bitonte, M.D.

/s/ Donald Cagigas              Director                                        February 20, 2001
------------------------------
Donald Cagigas

/s/ Marie Izzo Cartwright       Director                                        February 20, 2001
------------------------------
Marie Izzo Cartwright

/s/ Jeffrey L. Francis          Director                                        February 20, 2001
------------------------------
Jeffrey L. Francis

                                Director                                        February 20, 2001
------------------------------
George J. Gentithes

/s/ Robert P. Grace             Director                                        February 20, 2001
------------------------------
Robert P. Grace


/s/ Thomas M. Humphries         Director                                        February 20, 2001
------------------------------
Thomas M. Humphries

/s/ Earl Kissell                Director                                        February 20, 2001
------------------------------
Earl Kissell

/s/ Robert S. McGeough          Vice Chairman, Director                         February 20, 2001
------------------------------
Robert S. McGeough

/s/ W. Terry Patrick            Chairman of the Board, Director                 February 20, 2001
------------------------------
W. Terry Patrick

/s/ E. Jeffrey Rossi            Director                                        February 20, 2001
------------------------------
E. Jeffrey Rossi

/s/ Samuel A. Roth              Director                                        February 20, 2001
------------------------------
Samuel A. Roth

/s/ William A. Russell          Director                                        February 20, 2001
------------------------------
William A. Russell

/s/ Ronald P. Volpe             Director                                        February 20, 2001
------------------------------
Ronald P. Volpe

                                Director                                        February 20, 2001
------------------------------
Robert L. Wagmiller